Exhibit 99.5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated December 27, 2011 (including amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of Morton’s Restaurant Group, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: December 27, 2011

/s/ Tilman J. Fertitta
Tilman J. Fertitta

Fertitta Morton’s Restaurants, Inc.

By:	/s/ Tilman J. Fertitta
Name: Tilman J. Fertitta
Title: President

Fertitta Morton’s Acquisition, Inc.

By:	/s/ Tilman J. Fertitta
Name: Tilman J. Fertitta
Title: President

Claim Jumper Acquisition Company, LLC

By:	/s/ Tilman J. Fertitta
Name: Tilman J. Fertitta
Title: President

Fertitta Entertainment, Inc.

By:	/s/ Tilman J. Fertitta
Name: Tilman J. Fertitta
Title: President